UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, American International Group, Inc. (AIG) announced that its Board of Directors appointed Peter D. Hancock as President, Chief Executive Officer and a Director of AIG. Mr. Hancock will assume his new roles on September 1, 2014, when current President and Chief Executive Officer Robert H. Benmosche will assume an advisory role at AIG and is expected to resign as a Director. AIG’s press release announcing Mr. Hancock’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Hancock and any other persons pursuant to which he was selected as a Director. Information with respect to Mr. Hancock required by Items 401(b), (d) and (e) of Regulation S-K is contained in AIG’s Annual Report on Form 10-K for the year ended December 31, 2013, and is incorporated by reference into this Current Report on Form 8-K. Mr. Hancock has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of American International Group, Inc., dated June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: June 10, 2014	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of American International Group, Inc., dated June 10, 2014.